Exhibit 16.2



January 11, 2008



U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:    Halifax Corporation of Virginia
       File No. 1-08964

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Halifax Corporation of Virginia dated January 7, 2008, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP